UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington D.C., 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):    October 1, 2012

NEW WESTERN ENERGY CORPORATION
(Exact Name of Registrant as Specified in its Charter)

Commission File Number: 0-54343

Nevada	26-3640580
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

20 Truman, Suite 204 Irvine, CA 92620
(Address of Principal Executive Offices, Including Zip Code)

(949) 435-0977
(Registrant's Telephone Number, Including Area Code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[_]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act(17CFR240.14a-12)

[_]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act(17CFR240.14d-2(b))

[_]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act(17CFR240.13e-4(c))

SAFE HARBOR STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995

Information included in this Form 8-K may contain forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). This information may involve known and unknown risks, uncertainties and other factors which may cause New Western Energy Corporation’s (“NWE”) actual results, performance or achievements to be materially different from future results, performance or achievements expressed or implied by any forward-looking statements. Forward-looking statements, which involve assumptions and describe NWE’s future plans, strategies and expectations, are generally identifiable by use of the words "may," "will," "should," "expect," "anticipate," "estimate," "believe," "intend" or "project" or the negative of these words or other variations on these words or comparable terminology. Forward-looking statements are based on assumptions that may be incorrect, and there can be no assurance that any projections or other expectations included in any forward-looking statements will come to pass. NWE’s actual results could differ materially from those expressed or implied by the forward-looking statements as a result of various factors. Except as required by applicable laws, NWE undertakes no obligation to update publicly any forward-looking statements for any reason, even if new information becomes available or other events occur in the future.

Item 5.02 Appointment of Director; Compensatory Arrangements of Certain Officers

On October 1, 2012 NEW’s Board of Directors was expanded from 3 to 4 members and the Board appointed Terry L. Carroll Sr. to the newly created vacancy. Mr. Carroll has over 30 years of experience in the oil and gas industry and currently serves as the Operating Manager of Carroll Energy LLC, a company he founded in 2001. Carroll Energy is a privately owned exploration and development company primarily involved with the exploration and development of Coalbed Methane Gas in Kansas and Oklahoma. Mr. Carroll’s Director compensation includes the following:

1)	He will be issued 200,000 shares of restricted NWE common stock issued over four quarters with the first 50,000 shares issued on October 1, 2012.
2)	He will be granted options to purchase up to 200,000 shares of NWE common stock pursuant to NWE’s 2012 Stock Option Plan. The options will have a term of 3 years with an exercise price of $0.60 per share, which is the fair market value of a share of NWE common stock as of the grant date.
3)	He will be paid the standard outside Director Fee of $500 per month for his services as a Board member. He will be paid an additional $500 per month for his services, in addition to his services as a Board member, in assisting with the Corporation’s business promotion including assisting with sales calls and general business advice.
4)	He will also be reimbursed for all normal business expenses, including travel, he incurs in support of NWE’s business activities.

As previously announced in a Form 8-K filed April 27, 2012, on April 25, 2012 NWE entered into an exploration and development agreement with Carroll Energy LLC to prepare engineering, reserves and geological reports on NWE’s 1,700-acre B&W Ranch Oil and Gas lease located in Oklahoma.

On August 30, 2012, the NWE Board approved the New Western Energy Corporation 2012 Stock Option Plan pursuant to which officers, key employees and non-employee Directors can be awarded stock options to purchase shares of NWE’s common stock. Up to 5,000,000 shares of common stock can be issued pursuant to the Stock Option Plan. The Stock Option Plan is subject to NWE shareholder approval.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.
99.1 News Release dated October 3, 2012.

Signature(s)

Pursuant to the Requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

New Western Energy Corporation
Date: October 3, 2012	By:	/s/ Javan Khazali
Javan Khazali President & Chief Executive Officer

Exhibit Index

Exhibit No.	Description

99.1	News Release dated October 3, 2012.